AMENDED AND RESTATED UNIT SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of January 15, 2008, by and between International Brands Management Group Ltd., a Delaware corporation (the “Company”), and DCMGE LLC (the “Purchaser”).

WHEREAS, the Company is proposing to file a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 20,000,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one additional share of Common Stock for $7.00, subject to the terms and conditions set forth in the Registration Statement;

WHEREAS, the Company and the Purchaser have entered into that certain Unit Subscription Agreement dated as of November 15, 2007 (the “Original Agreement”) and the parties hereby desire to amend certain terms and provisions of the Original Agreement as set forth herein; and

WHEREAS, in order to capitalize the Company prior to the Initial Public Offering, the Company desires to issue and sell, and the Purchaser desires to purchase and acquire, certain Initial Units (as defined below) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Purchase and Sale of Units. The Purchaser hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to the Purchaser, 280,000 units (the “Initial Units”) at a purchase price of approximately $.004348 per Initial Unit for an aggregate purchase price of $1,217.31. Each Initial Unit consists of one share of Common Stock and one warrant (an “Initial Warrant”) to purchase one additional share of Common Stock for $7.00 in accordance with the terms of the Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, which shall be substantially in the form attached hereto as Exhibit A (the “Warrant Agreement”). The Initial Units, together with the underlying Common Stock and the Initial Warrants, are referred to herein as the “Securities.”

2. Closing of Purchase and Sale. The closing of the purchase and sale of the Initial Units shall take place at the offices of the Company immediately following the execution of this Agreement. At the closing, the Company shall deliver to the Purchaser a certificate evidencing the Initial Units, registered in the Purchaser’s name, upon the payment of the aggregate purchase price therefor in immediately available funds by delivery of a cashiers check or by wire transfer to an account designated by the Company.

3. Intentionally Omitted.

4. Restrictive Legends. All certificates representing the Initial Units shall have endorsed thereon the following legends:

(a) “The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration statement is not required.”

(b) Any legend required pursuant to the terms of the Warrant Agreement or that certain Securities Escrow Agreement among the Company, Continental Stock Transfer & Trust Company and the other signatories thereto.

(c) Any legend required by state securities or blue sky laws or regulations.

5. Investment Representations. In connection with the purchase of the Securities, the Purchaser represents to the Company the following:

(a) The Purchaser is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser’s acquisition of the Securities. The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. The Purchaser understands that there presently is no public market for the securities and none is anticipated to develop in the foreseeable future. The Purchaser can afford a complete loss of its investment in the Securities. The Purchaser is purchasing the Securities for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties and agreements of the Purchaser set forth herein to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities, including, but not limited to, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(c) The Purchaser further acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser understands that the certificates evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless the Securities are registered or such registration is not required in the opinion of counsel for the Company.

(d) The Purchaser represents that the Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(e) The Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Securities does not conflict with the organizational documents of the Purchaser (if the Purchaser is an entity) or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property.

(f) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(g) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6. Company Representations and Warranties. In connection with the issuance and sale of the Securities, the Company represents to the Purchaser the following:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The sale by the Company of the Securities does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(b) The Initial Units, and the Common Stock and Initial Warrants underlying the Initial Units, have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement, the Common Stock underlying such Initial Units will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims.

7. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

(b) Further Execution. The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Securities that are the subject of this Agreement.

(c) Amendment. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.
By:	/s/ Christopher H. Heyn
	Name:	Christopher H. Heyn
	Title:	President

PURCHASER:

DCMGE LLC
By:	/s/ David Chu
	Name:	David Chu
	Title:	Managing Member